EXHIBIT 24.1

ENERGY FOCUS INC.

2008 ANNUAL REPORT ON FORM 10-K

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS:  That each person whose name is signed below has made, constituted, and appointed, and by this instrument does make, constitute, and appoint, Joseph G. Kaveski or Nicholas G. Berchtold his true and lawful attorney for him and in his name, place, and stead, with power of substitution, to subscribe, as attorney-in-fact, his signature as Director or Officer or both, as the case may be, of Energy Focus, Inc., a Delaware corporation, to its Annual Report on Form 10-K for the year ended December 31, 2008, and to any and all amendments to that Annual Report, hereby giving and granting to each attorney-in-fact full power and authority to do and perform every act and thing necessary to be done in the premises, as fully as he might or could do if personally present, hereby ratifying and confirming all that each attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall not apply to any Annual Report on Form 10-K or amendment thereto filed after December 31, 2009.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of March 31, 2009.

/s/ Joseph G. Kaveski	/s/ Nicholas G. Berchtold
Joseph G. Kaveski	Nicholas G. Berchtold
Chief Executive Officer and Director	Vice President of Finance and Chief Financial Officer
Principal Executive Officer	Principal Financial and Accounting Officer

/s/ John M. Davenport	/s/ Laurence V. Goddard
John M. Davenport	Laurence V. Goddard
President and Director	Director

/s/ Michael A. Kasper	/s/ Paul von Paumgartten
Michael A. Kasper	Paul von Paumgartten
Director	Director

/s/ David N. Ruckert	/s/ Philip E. Wolfson
David N. Ruckert	Philip E. Wolfson
Director	Director

/s/ J. James Finnerty
J. James Finnerty
Director